Exhibit 11 under Form N-1A
                        Exhibit 23 under Item 601/Reg S-K



                               ARTHUR ANDERSEN LLP








                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation by reference in Post-Effective Amendment No. 21 to Form N-1A Registration Statement of Marshall Funds, Inc. of our report dated October 17, 1997, on the financial statements of Marshall Equity Income Fund, Marshall Large-Cap Growth & Income Fund, Marshall Mid-Cap Value Fund, Marshall Mid-Cap Growth Fund, Marshall International Stock Fund, Marshall Small-Cap Growth Fund, Marshall Short-Term Income Fund, Marshall Intermediate Bond Fund, Marshall Government Income Fund, Marshall Intermediate Tax-Free Fund, and Marshall Money Market Fund (11 of the portfolios comprising the Marshall Funds, Inc.), included in or made a part of this registration statement.



By: ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
   October 23, 1997